Exhibit 99.1

American Rebel Holdings, Inc. Receives NASDAQ Notice

The Notice has no Immediate Effect on the Listing of the Company’s Securities on NASDAQ and the Company Expects to Regain Compliance within the Applicable Deadline.

Nashville, TN —November 27, 2024 – American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), America’s Patriotic Brand (www.americanrebel.com) and the creator of American Rebel Beer (www.americanrebelbeer.com), and manufacturer and marketer of branded safes (www.championsafe.com), personal security and self-defense products and apparel, announced that on November 22, 2024, it received a delinquency notification letter from Nasdaq, which indicated that the Company was not in compliance with Nasdaq Listing Rules as a result of the delayed filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024. Nasdaq Listing Rules require listed companies to timely file all required periodic financial reports with the SEC. This notification has no immediate effect on the listing of the Company’s securities on Nasdaq.

Nasdaq has informed the Company that it must submit a plan to regain compliance with respect to the filing requirement by January 21, 2025. If the plan is accepted, Nasdaq can grant an exception of up to 180 calendar dates from the due date of the delinquent filing, or until May 19, 2025, to regain compliance.

As previously described in the Company’s Form 12b-25, filed with the SEC on November 15, 2024, the Company’s failure to timely file the Q3 2024 10-Q within the prescribed time period as a result of the dismissal of the Registrant’s independent auditor, BF Borgers CPA PC (“Borgers”) because Borgers is no longer permitted to appear or practice before the Commission, and the Registrant retained a new independent auditor, GBQ Partners LLC, who is in process of completing the reaudits of years ended December 31, 2023 and 2022. The Registrant and GBQ needs additional time to complete their review of the Registrant’s financial statements for the quarter ended September 30, 2024. The Company is actively working with its auditors and advisors and intends to file the Form 10-Q as promptly as possible and plans to regain compliance by the applicable deadline.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com www.championsafe.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued compliance with Nasdaq listing requirements, the ability of the Company to timely file its SEC reports, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
info@americanrebel.com

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